Exhibit 10.1

Pixelworks, Inc.
Notice of Grant of Award	ID: 91-1761992
and Award Agreement	8100 SW Nyberg Road
Tualatin, OR 97062

Hans Olsen	Award Number:	N0003188
8100 SW Nyberg Rd	Plan:	2006
Tualatin, OR USA 97062
Effective 5/3/2007, you have been granted an award of 150,000 shares of Pixelworks, Inc. (the Company) common stock. These shares are restricted until the vest date(s) shown below.
The current total value of the award is $213,000.
The award will vest in increments on the date(s) shown, except as described below.

Shares	Full Vest	Shares	Full Vest	Shares	Full Vest
4,167	6/30/2007	4,167	6/30/2008	4,166	6/30/2009
4,167	7/31/2007	4,167	7/31/2008	4,167	7/31/2009
4,167	8/31/2007	4,167	8/31/2008	4,166	8/31/2009
4,166	9/30/2007	4,166	9/30/2008	4,166	9/30/2009
4,167	10/31/2007	4,167	10/31/2008	4,167	10/31/2009
4,167	11/30/2007	4,167	11/30/2008	4,166	11/30/2009
4,167	12/31/2007	4,167	12/31/2008	4,166	12/31/2009
4,167	1/31/2008	4,167	1/31/2009	4,167	1/31/2010
4,167	2/29/2008	4,167	2/28/2009	4,166	2/28/2010
4,166	3/31/2008	4,166	3/31/2009	4,166	3/31/2010
4,167	4/30/2008	4,167	4/30/2009	4,167	4/30/2010
4,167	5/31/2008	4,167	5/31/2009	4,166	5/31/2010
Vesting accelerates on termination of Mr. Olsen with out cause, or by Mr. Olsen with good reason, within three years following an agreement on change in control of the Company, so the shares subject to this Award Agreement are immediately vested. Termination for “good reason” means if Mr. Olsen has seen his responsibilities, duties, position or responsibilities reduced, his base salary reduced his place of employment moved more than 50 miles, or if a successor does not assumes the obligations of this Award Agreement.
By your signature and the Company’s signature below, you and the Company agree that this award is granted under and governed by the terms and conditions of the Company’s 2006 Incentive Stock Plan and the Award Agreement, all of which are attached and made a part of this document.

Pixelworks, Inc.	Date

Hans Olsen	Date